UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8913 Regents Park Drive, Suite 550

Tampa, Florida 33647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLZH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 17, 2026, Flash Sports and Media Holdings, Inc., formerly urban-gro, Inc. (the “Company”), confirmed its updated number of issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), following the previously disclosed approval by the Company’s stockholders of the issuance of shares of Common Stock upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).

As previously disclosed, at the Company’s special meeting of stockholders held on June 12, 2026, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock in excess of 19.99% of the Company’s issued and outstanding Common Stock.

Following such stockholder approval and the conversion of shares of Series B Preferred Stock at a conversion price of $3.23 in accordance with the terms of the Certificate of Designations governing the Series B Preferred Stock, as of June 17, 2026, the Company had 53,539,119 shares of Common Stock issued and outstanding.

The Company is filing this Current Report on Form 8-K to publicly report its updated number of issued and outstanding shares of Common Stock following the conversion of the Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	FLASH SPORTS & MEDIA HOLDINGS, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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